Exhibit 4.4

[Form of 7.44% Senior Note due 2026]

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (“DTC”) TO A NOMINEE OF DTC, OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC, OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

No.	$
CUSIP No. 713448 EF1 ISIN US713448 EF15

PEPSICO, INC.

7.44% SENIOR NOTE DUE 2026

PEPSICO, INC., a corporation in existence under the laws of the State of North Carolina (herein called the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of $           on September 15, 2026, and to pay interest on said principal sum semi-annually on March 15 and September 15 of each year, commencing March 15, 2019, at the rate of 7.44% per annum from September 15, 2018, or from the most recent date in respect of which interest has been paid or duly provided for, until payment of the principal sum has been made or duly provided for. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such Interest Payment Date, which shall be the March 1 and September 1 (whether or not a New York Business Day) next preceding such Interest Payment Date. Any such interest that is payable but is not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not earlier than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed and upon such notice as may be required by such exchange, if such manner of payment shall be deemed practical by the Trustee, all as more fully provided in the Indenture.

Payment of the principal of and interest on this Note will be made at the Place of Payment in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts; provided, however, that payments of interest may be made at the option of the Company by funds transmitted to the addresses of the Persons entitled thereto as such addresses shall appear in the Security Register.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place. Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by manual or facsimile signature under its corporate seal or a facsimile thereof.

Dated:	PEPSICO, INC.

By:
Name:
Title: Authorized Officer

By:
Name:
Title: Authorized Officer

[seal]

Attest:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

The Bank of New York Mellon, as Trustee

By:
Authorized Signatory

Dated:

[REVERSE OF NOTE]

PEPSICO, INC.

7.44% SENIOR NOTE DUE 2026

This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of May 21, 2007 (herein called the “Indenture”), between the Company and The Bank of New York Mellon, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee, and the Holders of the Securities, the terms upon which the Securities are, and are to be, authenticated and delivered, and the definition of capitalized terms used herein and not otherwise defined herein. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may be denominated in different currencies, may mature at different times, may bear interest (if any) at different rates (which rates may be fixed or variable), may be subject to different redemption provisions (if any), may be subject to different sinking, purchase, or analogous funds (if any), may be subject to different covenants and Events of Default, and may otherwise vary as provided in the Indenture. This Note is one of a series of Securities of the Company designated as set forth on the face hereof (herein called the “Notes”), initially issued on          (the “Initial Issue Date”) and initially limited in aggregate principal amount to $          .

The Company agreed with certain dealer managers pursuant to a Registration Rights Agreement dated as of November 9, 2018, a copy of which may be obtained from the Company, to offer to deliver this Note in exchange for a like principal amount of the Company’s 7.44% Senior Notes due 2026, Series A (the “Old Exchange Notes”) previously issued under the Indenture. Holders of any outstanding Old Exchange Notes will vote and consent together with Holders of this Note and all other Notes of this series on all matters under the Indenture, this Note, the Notes of this series and the Old Exchange Notes on which Holders of this Note, the Notes of this series and the Old Exchange Notes are entitled to vote and consent.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected by such amendment or modification. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

The Indenture contains provisions setting forth certain conditions to the institution of proceedings by Holders of Securities with respect to the Indenture or for any remedy under the Indenture.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal amount hereof may be declared due and payable or may be otherwise accelerated in the manner and with the effect provided in the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any Place of Payment duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations as requested by the Holder surrendering the same.

No service charge shall be made for any such registration or transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to the presentment of this Note for registration of transfer, the Company, the Trustee, and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary.

All terms used in this Note which are defined in the Indenture and are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                                         attorney to transfer such Note on the books of the Issuer, with full power of substitution in the premises.

Dated:

NOTICE:                    The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.